UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 16, 2004


                         VIDEOLOCITY INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                    33-2310-D                 87-0429154
----------------------------        -----------             ------------------
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)            Identification No.)


                 1762-A Prospector Avenue, Park City, Utah 84060
               (Address of Principal Executive Offices) (Zip Code)



Registrant's Telephone Number, including Area Code:  (435) 615-8338


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2,  2004 the  Board of  Directors  of  Videolocity  International,  Inc.
authorized for submission to shareholders that represent a majority of the Company's common stock outstanding, an amendment to the Company's Articles of Incorporation, to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock from 1,000,000 to 5,000,000. The Company did not solicit proxies and made the proposal as of July 31, 2004 to shareholders holding at least a majority of the outstanding shares.

As of September 16, 2004, the Company has received written consent representing approximately 55 percent, or 8,309,974 shares of common stock, out of 15,123,863 shares issued and outstanding at July 31, 2004. Action will be taken based on the written consent of shareholders as soon as administratively possible. A copy of the amendment to the Articles of Incorporation will be filed as an exhibit to Form 8-K following the filing of the amendment.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 21, 2004                      VIDEOLOCITY INTERNATIONAL, INC.

                                               By:    /S/   ROBERT E. HOLT
                                               ---------------------------------
                                               Robert E. Holt, President


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